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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Centennial Communications Corp. (formerly Centennial Cellular Corp.) and subsidiaries' Registration Statement No. 33-80716 on Form S-4, Registration Statement Nos. 333-39882 and 333-92293 on Form S-8, and Registration Statement No. 333-39004 and Post-Effective Amendment No. 3 to Registration Statement No. 33-90954 on Form S-3, of our reports dated July 25, 2000, appearing in this Annual Report on Form 10-K of Centennial Communications Corp. and subsidiaries for the year ended May 31, 2000.


/s/ DELOITTE & TOUCHE LLP
New York, New York

August 28, 2000